Exhibit 6.2

GUARANTY

(Kansas)

This GUARANTY (“Guaranty”) is entered into as of June 29, 2023, by MATTHEW D. BELCHER and PARKER A. SMITH (jointly and severally referred to herein in the singular as “Guarantor”), for the benefit of YIELDI, LLC, a Georgia limited liability company, and/or any subsequent holder of the Note (the “Lender”).

154 N. TOPEKA HOLDING COMPANY, LLC, a Kansas limited liability company (“Borrower”), has requested that Lender make a loan to Borrower in the amount of NINE HUNDRED FIVE THOUSAND AND 00/100 DOLLARS (US $905,000.00) (the “Loan”). The Loan will be evidenced by a Promissory Note from Borrower to Lender dated as of the date of this Guaranty (the “Note”) and governed by that certain Loan Agreement entered into between Borrower and Lender dated as of the date of this Guaranty (the “Loan Agreement”). The Note will be secured by that certain Mortgage, Assignment of Rents and Security Agreement of even date herewith (hereinafter referred to as the “Mortgage”), encumbering the real property described in the Mortgage (the “Mortgaged Property”).

As a condition to making the Loan to Borrower, Lender requires that Guarantor execute this Guaranty.

Guarantor has a direct or indirect ownership or other financial interest in Borrower and/or will otherwise derive a material benefit from the making of the Loan.

In order to induce Lender to make the Loan to Borrower, and in consideration thereof, Guarantor agrees as follows:

1.            Any capitalized terms used but not defined in this Guaranty shall have the meanings assigned to them in the Loan Agreement.

2.            Guarantor hereby absolutely, unconditionally and irrevocably guarantees to Lender the full and prompt payment when due, whether at maturity or earlier, by reason of acceleration or otherwise, and at all times thereafter, and the full and prompt performance when due, of all of the following:

(a)  The entire Indebtedness;

(b)  All of Borrower's obligations under the Environmental Indemnity; and

(c)  All costs and expenses, including Attorneys’ Fees and Costs and fees and out-of-pocket expenses of expert witnesses, incurred by Lender in enforcing its rights under this Guaranty.

3.            The obligations of Guarantor under this Guaranty shall survive any foreclosure proceeding, any foreclosure sale, any delivery of any deed in lieu of foreclosure, and any release of record of the Mortgage, and, in addition, the obligations of Guarantor relating to Borrower’s obligations under the Environmental Indemnity shall survive any repayment or discharge of the Indebtedness. This Guaranty is binding upon Guarantor and Guarantor’s heirs, successors and assigns so long as any of the Indebtedness or any of such surviving obligations remains unpaid.

4.            Guarantor’s obligations under this Guaranty constitute an unconditional guaranty of payment and not merely a guaranty of collection. This is a “continuing guaranty” under which Guarantor agrees to guarantee the full and punctual payment and performance of the Indebtedness to Lender on an open and continuing basis. Accordingly, any payments made on the Indebtedness will not discharge or diminish Guarantor’s obligations and liability under this Guaranty for any remaining Indebtedness.

5.            The obligations of Guarantor under this Guaranty shall be performed without demand by Lender and shall be unconditional irrespective of the genuineness, validity, regularity or enforceability of the Note, the Loan Agreement, the Mortgage, or any other Loan Document, and without regard to any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or a guarantor. Guarantor hereby waives the benefit of all principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty and agrees that Guarantor’s obligations shall not be affected by any circumstances, whether or not referred to in this Guaranty, which might otherwise constitute a legal or equitable discharge of a surety or a guarantor. Guarantor hereby waives the benefits of any right of discharge under any and all statutes or other laws relating to guarantors or sureties and any other rights of sureties and guarantors thereunder. Without limiting the generality of the foregoing, Guarantor hereby waives, to the fullest extent permitted by law, diligence in collecting the Indebtedness, presentment, demand for payment, protest, all notices with respect to the Note and this Guaranty which may be required by statute, rule of law or otherwise to preserve Lender’s rights against Guarantor under this Guaranty, including, but not limited to, notice of acceptance, notice of any amendment of the Loan Documents, notice of the occurrence of any Potential Default or Event of Default, notice of intent to accelerate, notice of acceleration, notice of dishonor, notice of foreclosure, notice of protest, and notice of the incurring by Borrower of any obligation or indebtedness. Guarantor also waives, to the fullest extent permitted by law, all rights to require Lender to (a) proceed against Borrower or any other guarantor of Borrower’s payment or performance with respect to the Indebtedness (an “Other Guarantor”), (b) if Borrower or any Other Guarantor is a partnership, proceed against any general partner of Borrower or the Other Guarantor, (c) proceed against or exhaust any collateral held by Lender to secure the repayment of the Indebtedness, or (d) pursue any other remedy it may now or hereafter have against Borrower, or, if Borrower is a partnership, any general partner of Borrower.

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6.            At any time or from time to time and any number of times, without notice to Guarantor and without affecting the liability of Guarantor, (a) the time for payment of the principal of or interest on the Indebtedness may be extended or the Indebtedness may be renewed in whole or in part; (b) the time for Borrower’s performance of or compliance with any covenant or agreement contained in the Note, the Loan Agreement, the Mortgage or any other Loan Document, whether presently existing or hereinafter entered into, may be extended or such performance or compliance may be waived; (c) the maturity of the Indebtedness may be accelerated as provided in the Note, the Loan Agreement, the Mortgage or any other Loan Document; (d) the Note, the Loan Agreement, the Mortgage or any other Loan Document may be modified or amended by Lender and Borrower in any respect, including, but not limited to, an increase in the principal amount; (e) any security for the Indebtedness may be modified, exchanged, surrendered or otherwise dealt with or additional security may be pledged or mortgaged for the Indebtedness; and (f) all or any part of the Indebtedness or any participation therein may be sold, transferred or assigned by Lender or any loan participant.

7.            Guarantor states that (a) no statements or agreements of any kind have been made to Guarantor that would limit or qualify in any way the terms of this Guaranty; (b) Guarantor has full power, right and authority to enter into this Guaranty; (c) the provisions of this Guaranty do not conflict with or result in a default under any agreement or other instrument binding upon Guarantor and do not result in a violation of any law, regulation, court decree or order applicable to Guarantor; (d) Guarantor has not and will not, without the prior written consent of Lender, sell, lease, assign, encumber, hypothecate, transfer or otherwise dispose of all or substantially all of Guarantor’s assets, or any interest therein; (e) no Material Adverse Effect has occurred in Guarantor’s financial condition since the date of the most recent financial statements provided to Lender, and no event has occurred which may materially adversely affect Guarantor’s financial condition; (f) no litigation, claim, Investigation, administrative proceeding or similar action (including those for unpaid Taxes) against Guarantor is pending or, to the best of Guarantor’s knowledge, threatened; (g) Lender has made no representation to Guarantor as to the creditworthiness of Borrower; and (h) Guarantor has established adequate means of obtaining from Borrower on a continuing basis information regarding Borrower’s financial condition. If any of the above statements of fact are inaccurate on the date of this Guaranty or become inaccurate prior to repayment of the Indebtedness, then (i) such inaccuracy shall be an Event of Default under the Loan and under this Guaranty, and (ii) without limiting any other remedies of Lender, Lender may bring a claim against Guarantor for misrepresentation, a claim for breach of warranty, or both.

8.            If more than one Person executes this Guaranty, the obligations of those Persons under this Guaranty shall be joint and several. Lender, in its sole and absolute discretion, may (a) bring suit against Guarantor, or any one or more of the Persons constituting Guarantor, and any Other Guarantor, jointly and severally, or against any one or more of them; (b) compromise or settle with Guarantor, any one or more of the Persons constituting Guarantor, or any Other Guarantor, for such consideration as Lender may deem proper; (c) release one or more of the Persons constituting Guarantor, or any Other Guarantor, from liability; and (d) otherwise deal with Guarantor and any Other Guarantor, or any one or more of them, in any manner, and no such action shall impair the rights of Lender to collect from Guarantor any amount guaranteed by Guarantor under this Guaranty. Nothing contained in this paragraph shall in any way affect or impair the rights or obligations of Guarantor with respect to any Other Guarantor.

9.            Any Indebtedness of Borrower held by Guarantor now or in the future is and shall be subordinated to the Indebtedness and any such indebtedness of Borrower shall be collected, enforced and received by Guarantor, as trustee for Lender, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

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10.          Guarantor shall have no right of, and hereby waives any claim for, contribution, subrogation or reimbursement against Borrower or any general partner of Borrower by reason of any payment by Guarantor under this Guaranty, whether such right or claim arises at law or in equity or under any contract or statute, until the Indebtedness has been paid in full and there has expired the maximum possible period thereafter during which any payment made by Borrower to Lender with respect to the Indebtedness could be deemed a preference under the Bankruptcy Code.

11.          All notices, demands and other communications ("notice") shall be given in accordance with section H.3 of the Loan Agreement. Any notices to Guarantor shall be addressed to Guarantor at the address of Borrower set forth in said section H.3 of the Loan Agreement.

12.          If any payment by Borrower is held to constitute a preference under any applicable bankruptcy, insolvency, or similar laws, or if for any other reason Lender is required to refund any sums to Borrower, such refund shall not constitute a release of any liability of Guarantor under this Guaranty. It is the intention of Lender and Guarantor that Guarantor's obligations under this Guaranty shall not be discharged except by Guarantor’s performance of such obligations and then only to the extent of such performance .

13.          Guarantor shall deliver to Lender such financial statements Information, schedules, documents, reports and tax returns of Guarantor as are required by section D.5 of the Loan Agreement (including, without limitation, all schedules, forms, attachments, W-2s and K-1s pertaining to each tax return). Each of the statements, information, schedules, documents, reports and tax returns required by this paragraph shall be provided to Lender within the time required by section D.5 of the Loan Agreement, shall be certified to be complete and accurate by Guarantor (or for an entity Guarantor, an individual having authority to bind Guarantor), and shall be in such form and contain such detail as Lender may reasonably require. Lender may at Lender’s discretion require that any financial statements, schedules or reports be audited at Borrower’s expense by independent certified public accountants acceptable to Lender. Guarantor acknowledges and agrees that (a) the reporting requirements of this paragraph apply to each Guarantor if more than one Guarantor is executing this Guaranty, and (b) that the failure of any Guarantor to provide the statements, information, schedules, documents, reports or tax returns required by this paragraph shall constitute an Event of Default. Guarantor acknowledges and agrees that Lender may from time to time (i) verify and re-verify any information contained in Borrower’s application for the Loan,(ii) order additional credit reports from any credit reporting agency with respect to Borrower and Guarantor, and (iii) report Borrower’s and Guarantor’s name(s),account information and payment history to any credit reporting agency. Guarantor agrees to keep adequately informed of any facts, events or circumstances which might in any way affect Guarantor’s risks under this Guaranty, and Guarantor further agrees that, absent a request for information, Lender shall have no obligation to disclose to Guarantor any information or documents acquired by Lender in the course of its relationship with Borrower.

14.          Lender may assign its rights under this Guaranty in whole or in part and upon any such assignment, all the terms and provisions of this Guaranty shall inure to the benefit of such assignee to the extent so assigned, The terms used to designate any of the parties herein shall be deemed to include the heirs, legal representatives, successors and assigns of such parties; and the term “Lender” shall include, in addition to Lender, any lawful owner, holder or pledgee of the Note.

15.           This Guaranty and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements. There are no unwritten oral agreements between the parties. All prior or contemporaneous agreements, understandings, representations, and statements, oral or written, are merged into this Guaranty and the other Loan Documents. Guarantor acknowledges that it has received and reviewed copies of the Note, the Mortgage and all other Loan Documents. Neither this Guaranty nor any of its provisions may be waived, modified, amended, discharged, or terminated except by an agreement in writing signed by the party against which the enforcement of the waiver, modification, amendment, discharge, or termination is sought, and then only to the extent set forth in that agreement.

16.           This Guaranty, and any Loan Document which does not itself expressly identify the law that is to apply to it, shall be governed by the laws of the jurisdiction in which the Mortgaged Property is located (the “Property Jurisdiction”). Guarantor agrees that any controversy arising under or in relation to this Guaranty may be litigated in the Property Jurisdiction. The state and federal courts and authorities with jurisdiction in the Property Jurisdiction shall have non-exclusive jurisdiction over all controversies which shall arise under or in relation to this Guaranty, the Note, the Loan Agreement, the Mortgage or any other Loan Document. Guarantor irrevocably consents to service, jurisdiction, and venue of such courts for any such litigation and waives any other venue or defense to venue to which it might be entitled by virtue of domicile, habitual residence, inconvenient forum or otherwise.

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17.          The invalidity or unenforceability of any provision of this Guaranty shall not affect the validity or enforceability of any other provision and all other provisions shall remain in full force and effect.

18.          Except as otherwise provided in this Guaranty, each married individual who executes this Guaranty intends to bind both his or her separate estate and his or her marital community.

19.          Lender shall be entitled, in its sole discretion, to image or make copies of all or any selection of the agreements, instruments, documents, items and records governing, arising from or relating to any of Borrower’s loans, including, without limitation, this Guaranty and the other Loan Documents, and Lender may destroy or archive the paper originals. Guarantor (i) waives any right to insist or require that Lender produce paper originals, (ii) agrees that such images shall be accorded the same force and effect as the paper originals, (iii) agrees that Lender is entitled to use such images in lieu of destroyed or archived originals for any purpose, including as admissible evidence in any demand, presentment or other proceedings, and (iv) further agrees that any executed facsimile (faxed), scanned, or other imaged copy of this Guaranty or any other Loan Document shall be deemed to be of the same force and effect as the original manually executed document.

20.          GUARANTOR AND LENDER EACH (A) AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS GUARANTY OR THE RELATIONSHIP BETWEEN THE PARTIES AS GUARANTOR AND LENDER THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

21.          This Guaranty may be executed in any number of counterparts each of which shall be deemed an original, but all such counterparts together shall constitute but one Guaranty.

Guarantor has signed and delivered this Guaranty under seal (where applicable) or has caused this Guaranty to be signed and delivered by its duly authorized representative under seal (where applicable). Where applicable law so provides or allows, Guarantor intends that this Guaranty shall be deemed to be signed and delivered as a sealed instrument.

SIGNATURE(S) ON FOLLOWING PAGE(S)

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GUARANTOR:

/s/ MATTHEW D. BELCHER	(SEAL)
MATTHEW D. BELCHER

/s/ PARKER A. SMITH	(SEAL)
PARKER A. SMITH

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